UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 23, 2007
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


          001-09293                                   73-1016728
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      (Commission File Number)           (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                          74820
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       (Address of Principal Executive Offices)       (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On July 23, 2007, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months ended June 30, 2007. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                 Description
   -----------                 -----------

       99.1         Company Press Release dated July 23, 2007


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:    /s/ Randy Harp
                              -------------------------------------------------
                                 Randy Harp, Chief Operating Officer

Date:  July 26, 2007



For Release 8:30 a.m. Eastern                      Company      Steve Williamson
Monday, July 23, 2007                             Contact:        (580) 436-1234

         Pre-Paid Legal Announces 2007 Second Quarter Financial Results


   Membership Revenues Up 4%; Net Income Up 9%; EPS Up 22% & Cash Flow Up 25%


     ADA, OK, July 23, 2007 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced financial results for the second quarter ended June 30, 2007. Membership revenues increased 4% to $106.9 million from $103.1 million for the same period last year. Net income increased 9% to $13.2 million from $12.1 million for the previous year. Diluted earnings per share for the quarter increased 22% to 99 cents per share from 81 cents per share for the prior year's comparable quarter, higher than the net income increase, due to an 11% decrease in the weighted average number of outstanding shares.

     First half 2007 membership revenues increased 3% to a record $210.8 million vs. $204.9 million for the first half of 2006. Net income for the first six months of 2007 increased 11% to $27.9 million vs. $25.2 million for the first six months of 2006. Diluted earnings per share increased 25% to $2.07 vs. $1.65. Diluted earnings per share increased more than net income due to a 12% decrease in the weighted average number of outstanding shares.

     Net cash provided by operating activities for the six months ended June 30, 2007 increased 25% to $34.9 million compared to $27.9 million for the comparable period of 2006. During the first six months of 2007, we returned $25.0 million to shareholders through the repurchase of 514,638 shares of common stock at an average per share price of $48.65. Since April 1999, we have returned $321.0 million to shareholders through the purchase of 11.9 million shares, average price of $27.00 per share, and $17.1 million in dividends for a combined total of $338.1 million representing more than 115 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by approximately 44% from 23.6 million at March 31, 1999 to 13.2 million at June 30, 2007. At June 30, 2007, our total indebtedness was $82.7 million and we had unpledged cash and investment balances exceeding $80 million.

     Second quarter 2007 membership fees increased 3% to $106.9 million from $103.9 million for the first quarter of 2007. Associate services revenues decreased during the 2007 second quarter by approximately $1.1 million to $6.0 million from $7.1 million for the 2007 first quarter and associate services and direct marketing expenses increased by $300,000 during the same period. Membership benefits totaled $36.9 million in the second quarter of 2007 compared to $36.8 million for the 2007 first quarter and represented 34% and 35%, respectively, of membership fees for the two periods. Commissions to associates totaled $34.2 million in the 2007 second quarter compared to $30.5 million for the 2007 first quarter and represented 32% and 29%, respectively, of membership fees for the two periods. General and administrative expenses increased during the 2007 second quarter to $13.4 million compared to $12.7 million for the 2007 first quarter and represented 13% and 12%, respectively, of membership fees for the two periods.

     The Company will conduct a conference call to present the first quarter results on Wednesday, July 25, 2007, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 457-2728. Audio replay will be available beginning at 11:30 a.m. Eastern Time on July 25, 2007 and will run through midnight Wednesday, August 1, 2007 by dialing (719) 457-0820; passcode for the replay is 4518686. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

     The Company expects to file its quarterly report on Form 10-Q for the three months ended June 30, 2007 later this week.

     About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at www.prepaidlegal.com.



Forward-Looking Statements
--------------------------
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2006 Form 10-K and pages 7 and 8 of our March 31, 2007 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.




PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                           Three Months Ended         Six Months Ended
                                                                                June 30,                  June 30,
                                                                        ------------------------  -------------------------
                                                                            2007         2006         2007         2006
                                                                        -----------  -----------  -----------   -----------
Revenues:
  Membership fees....................................................   $  106,936   $  103,111   $  210,817   $  204,851
  Associate services.................................................        5,968        6,820       13,032       13,783
  Other..............................................................        1,156        1,267        2,295        2,524
                                                                        -----------  -----------  -----------   -----------
                                                                           114,060      111,198      226,144      221,158
                                                                        -----------  -----------  -----------   -----------
Costs and expenses:
  Membership benefits................................................       36,927       36,490       73,678       72,118
  Commissions........................................................       34,243       32,745       64,775       64,630
  Associate services and direct marketing............................        6,682        7,584       13,057       14,886
  General and administrative.........................................       13,383       13,020       26,130       25,487
  Other, net.........................................................        3,293        2,900        7,037        5,623
                                                                        -----------  -----------  -----------   -----------
                                                                            94,528       92,739      184,677      182,744
                                                                        -----------  -----------  -----------   -----------

Income before income taxes...........................................       19,532       18,459       41,467       38,414
Provision for income taxes...........................................        6,353        6,369       13,560       13,253
                                                                        -----------  -----------  -----------   -----------
Net income...........................................................    $  13,179    $  12,090    $  27,907    $  25,161
                                                                        -----------  -----------  -----------   -----------

Basic earnings per common share......................................    $    .99     $    .81     $   2.08     $   1.66
                                                                        -----------  -----------  -----------   -----------

Diluted earnings per common share....................................    $    .99     $    .81     $   2.07     $   1.65
                                                                        -----------  -----------  -----------   -----------

Weighted average number of shares:
  Basic..............................................................       13,278       14,863       13,408       15,125
  Diluted............................................................       13,322       14,957       13,474       15,243

Net cash provided by operating activities............................   $   10,819   $    9,656   $   34,924   $   27,933
Net cash provided by (used in) investing activities..................   $    5,945   $    4,066   $    5,118   $   (3,893)
Net cash (used in) provided by financing activities..................   $  (16,176)  $   43,881   $  (33,878)  $   18,808
                                                                      ###